Exhibit 4.36 EIGHTH SUPPLEMENTAL INDENTURE EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of April 1, 2020, among T-Mobile US, Inc., a Delaware corporation (“T-Mobile US”), T-Mobile USA, Inc., a Delaware corporation (collectively with T-Mobile US, the “New Guarantors”), Sprint Corporation, a Delaware corporation (the “Company”), Sprint Communications, Inc., a Kansas corporation (the “Existing Guarantor”, and collectively with the New Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). RECITALS OF THE COMPANY WHEREAS, the Company and the Trustee have duly executed and delivered that certain Senior Notes Indenture, dated as of September 11, 2013 (the “Original Indenture”), as amended and supplemented by the Sixth Supplemental Indenture, dated as of May 14, 2018 (the “Sixth Supplemental Indenture”), among the Company and the Trustee (the Original Indenture, as amended and supplemented by the Sixth Supplemental Indenture, the “Base Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”); WHEREAS, the Company, the Existing Guarantor and the Trustee have duly executed and delivered (i) the First Supplemental Indenture, dated as of September 11, 2013, to the Original Indenture, pursuant to which $2,250,000,000 aggregate principal amount of 7.250% Notes due 2021 (the “2021 Notes”) were issued and are outstanding on the date hereof (the “First Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2021 Notes Indenture”), (ii) the Second Supplemental Indenture, dated as of September 11, 2013, to the Original Indenture, pursuant to which $4,250,000,000 aggregate principal amount of 7.875% Notes due 2023 (the “2023 Notes”) were issued and are outstanding on the date hereof (the “Second Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2023 Notes Indenture”), (iii) the Third Supplemental Indenture, dated as of December 12, 2013, to the Original Indenture, pursuant to which $2,500,000,000 aggregate principal amount of 7.125% Notes due 2024 (the “2024 Notes”) were issued and are outstanding on the date hereof (the “Third Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2024 Notes Indenture”), (iv) the Fourth Supplemental Indenture, dated as of February 24, 2015, to the Original Indenture, pursuant to which $1,500,000,000 aggregate principal amount of 7.625% Notes due 2025 (the “2025 Notes”) were issued and are outstanding on the date hereof (the “Fourth Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2025 Notes Indenture”), (v) the Fifth Supplemental Indenture, dated as of February 22, 2018, to the Original Indenture, pursuant to which $1,500,000,000 aggregate principal amount of 7.625% Notes due 2026 (the “2026 Notes”) were issued and outstanding on the date hereof (the “Seventh Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2028 Notes Indenture”) and (vi) the Seventh Supplemental Indenture, dated as of February 3, 2020, to the Original Indenture, pursuant to which $1,000,000,000 aggregate principal amount of 7.250% Guaranteed Notes due 2028 (the “2028 Notes” and, collectively with the 2021 Notes, the 2023 Notes, the 2024 Notes, the 2025 Notes and the 2026 Notes, the “Notes”) were issued and are outstanding on the date hereof (the “Seventh Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2028 Notes Indenture” and each of the 2021 Notes Indenture, the 2023 Notes Indenture, the 2024 Notes Indenture, the 2025 Notes Indenture, the 2026 Notes Indenture and the 2028 Notes Indenture, an “Indenture”), which, as applicable, govern the terms of the Notes; WHEREAS, on April 29, 2018, the Company, T-Mobile US, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile US (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy”), Starburst I, Inc., a Delaware corporation (together with Galaxy, the “SoftBank US HoldCos”), and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, entered into a Business Combination Agreement (as heretofore amended, supplemented and modified, the “Business Combination Agreement”), pursuant to which (i) the SoftBank US HoldCos merged with and into Merger Company, with Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T-Mobile US (the “HoldCo Mergers”) and (ii) Merger Sub merged with and into the Company, with the Company as the surviving corporation and a wholly owned direct or indirect subsidiary of T-Mobile US(together with the HoldCo Mergers, the “Mergers”), in each case on the terms and subject to the conditions set forth in the Business Combination Agreement. Following the Mergers, T- Mobile US contributed the Company to T-Mobile USA or otherwise caused the Company to become a direct or indirect wholly-owned subsidiary of T-Mobile USA (collectively with the Mergers, the “T-Mobile Transaction”); WHEREAS, upon consummation of the T-Mobile Transaction, the Company became an indirect wholly-owned subsidiary of T-Mobile US; WHEREAS, in connection with the consummation of the T-Mobile Transaction, the parties wish to provide that each New Guarantor will provide an irrevocable and unconditional guarantee in respect of each series of Notes; WHEREAS, the guarantees of each New Guarantor constitute a direct benefit to such New Guarantor and will be in furtherance of the corporate purposes of such New Guarantor or necessary or convenient to the conduct, promotion or attainment of the business of such New Guarantor and, accordingly, in consideration therefor, each New Guarantor is willing to guarantee the Notes on the terms set forth herein; WHEREAS, pursuant to Section 901(13) of the Base Indenture, the Trustee is authorized to execute and deliver this Eighth Supplemental Indenture without the consent of the Holders of the Notes to add a guarantee to each series of Notes; WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Eighth Supplemental Indenture; and 2

WHEREAS, all conditions and requirements necessary to make this Eighth Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized. NOW, THEREFORE, in consideration of the premises, the covenants and other agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby confirmed, the New Guarantors, the Company, the Existing Guarantor and the Trustee mutually covenant and agree as follows: ARTICLE ONE DEFINITIONS SECTION 1.01 Relationship with Base Indenture. All terms contained in this Eighth Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings defined in the Base Indenture. In the event of any inconsistency between the Base Indenture and this Eighth Supplemental Indenture, this Eighth Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this Eighth Supplemental Indenture. SECTION 1.02 Applicability. The provisions contained in this Eighth Supplemental Indenture shall apply to the Notes and any covenants provided herein are for the benefit of the Holders of the Notes and not for the benefit of the Holders of any other series of Securities issued under the Base Indenture. ARTICLE TWO NOTES GUARANTEES SECTION 2.01 Note Guarantee. Each New Guarantor irrevocably and unconditionally guarantees, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of the Company under the Notes for the payment of principal of, premium, if any, and interest on the Notes, and all other amounts payable by the Company to the Holders of the Notes under the Notes, the applicable Indenture and this Eighth Supplemental Indenture, on the terms set forth herein (such guarantee with respect to each series of Notes, a “Note Guarantee” and collectively, the “Note Guarantees”). SECTION 2.02 Limitation of Note Guarantees. Each Note Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the New Guarantor by law or without resulting in its obligations under such Note Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally. SECTION 2.03 Subrogation. Each New Guarantor shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by such New Guarantor pursuant to the provisions of the applicable Note Guarantee; provided, however, that 3 such New Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes of the applicable series shall have been paid in full or payment thereof shall have been provided for in accordance with the provisions of the applicable Indenture and this Eighth Supplemental Indenture. SECTION 2.04 Release of Note Guarantees. (a) The Note Guarantee with respect to any series of Notes shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect with respect to such series) upon: (i) the Company exercising its legal defeasance or covenant defeasance option with respect to the Notes of such series pursuant to Article XIII of the applicable Indenture or the satisfaction and discharge of the obligations of the Company with respect to the Notes of such series pursuant to Article IV of the applicable Indenture, in each case, in compliance with the terms of this Eighth Supplemental Indenture and the applicable Indenture; and (ii) the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Eighth Supplemental Indenture and the applicable Indenture relating to such release have been complied with. (b) For the avoidance of doubt (other than as expressly provided in the applicable Indenture), nothing in this Eighth Supplemental Indenture shall prevent any New Guarantor from merging with and into the Company, or the Company from merging with and into any New Guarantor, and in such event the applicable Note Guarantees shall terminate and the surviving entity shall remain the primary obligor under the Notes, the applicable Indenture and this Eighth Supplemental Indenture. Furthermore, for the avoidance of doubt (other than as expressly provided in the applicable Indenture), nothing in this Eighth Supplemental Indenture shall prevent any Guarantor from merging with and into any other Guarantor, and in such event the guarantee of the surviving entity shall remain in full force and effect and the guarantee of the non-surviving entity shall terminate. ARTICLE THREE MISCELLANEOUS PROVISIONS Section 3.01 Effect of Supplemental Indenture; Conflicts with Indenture. This Eighth Supplemental Indenture is executed by the New Guarantors, the Company, the Existing Guarantor and the Trustee upon the Company’s request, pursuant to the provisions of each Indenture, and the terms and conditions hereof shall be deemed to be part of each Indenture for all purposes. Each Indenture, as amended and supplemented by this Eighth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Eighth Supplemental Indenture are inconsistent with, or conflict with, the terms of any Indenture, the terms of this Eighth Supplemental Indenture shall govern. 4

Section 3.02 Counterparts. This Eighth Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Section 3.03 Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Eighth Supplemental Indenture or the due authorization and execution hereof by the Company. Section 3.04 Headings. The Article and Section headings contained herein are for convenience only and shall not affect the construction of this Eighth Supplemental Indenture. Section 3.05 Governing Law. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 3.06 Facsimile or Electronic Transmission. Exchange of signature pages to this Eighth Supplemental Indenture by facsimile or electronic transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture. [Signature page follows] 5

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written SPRINT CORPORATION By: /s/ Jud Henry Name: Jud Henry Title: Senior Vice President, Finance and Treasurer SPRINT COMMUNICATIONS, INC. By: /s/ Jud Henry Name: Jud Henry Title: Vice President and Treasurer [Seventh Supplemental Indenture]

T-MOBILE USA, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer T-MOBILE US, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Manjari Purkayastha Name: Manjari Purkayastha Title: Vice President [Eighth Supplemental Indenture]